As filed with the Securities and Exchange Commission on July 18, 2019.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Medallia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7370	77-0558353
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

575 Market Street, Suite 1850

San Francisco, California 94105

(650) 321-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leslie J. Stretch

Chief Executive Officer

Medallia, Inc.

575 Market Street, Suite 1850

San Francisco, California 94105

(650) 321-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven E. Bochner Rezwan D. Pavri Andrew T. Hill Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Alan K. Grebene Medallia, Inc. 575 Market Street, Suite 1850 San Francisco, California 94105 (650) 321-3000	Eric C. Jensen Kristin E. VanderPas Charles S. Kim Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒     File No. 333-232271

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Shares to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common stock, $0.001 par value per share	1,150,000	$21.00	$24,150,000	$2,927

(1)

Represents only the additional number of shares of common stock being registered, and includes 150,000 additional shares of common stock that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-232271).

(2)

Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act, for the purpose of determining the registration fee. The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $300,150,000 on the Registration Statement on Form S-1, as amended (File No. 333-232271), which was declared effective by the Securities and Exchange Commission on July 18, 2019. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $24,150,000 are hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Medallia, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-232271) (the “Prior Registration Statement”), which the Commission declared effective on July 18, 2019.

The Registrant is filing this Registration Statement for the sole purpose of increasing by 1,150,000 shares the number of shares of its common stock, par value $0.001 per share, to be registered for sale, 150,000 of which may be sold by the Registrant upon exercise of the underwriters’ option to purchase additional shares. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

24.1#	Power of Attorney (included on page II-6 of the Registration Statement on Form S-1 (File No. 333-232271) filed on June 21, 2019).

#	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on the 18th day of July, 2019.

MEDALLIA, INC.

By:	/s/ Leslie J. Stretch
Leslie J. Stretch
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Leslie J. Stretch Leslie J. Stretch	President, Chief Executive Officer and Director (Principal Executive Officer)	July 18, 2019

/s/ Roxanne M. Oulman	Chief Financial Officer	July 18, 2019
Roxanne M. Oulman	(Principal Financial and Accounting Officer)

*	Chief Strategy Officer and Executive Chairman	July 18, 2019
Borge Hald

*	Director	July 18, 2019
Robert Bernshteyn

*	Director	July 18, 2019
Mitchell K. Dauerman

*	Director	July 18, 2019
Leslie J. Kilgore

*	Director	July 18, 2019
Douglas M. Leone

*	Director	July 18, 2019
Stanley J. Meresman

*	Director	July 18, 2019
Amy E. Pressman

*	Director	July 18, 2019
Steven C. Walske

* By:	/s/ Leslie J. Stretch
Leslie J. Stretch
Attorney-in-Fact